UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2025
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification No.)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2025, the Board of Directors (the “Board”) of nCino, Inc. (the “Company”) appointed Sean Desmond, the Company’s Chief Product Officer, as the Company’s Chief Executive Officer, and appointed Pierre Naudé, the Company’s Chairman and Chief Executive Officer, as the Executive Chairman of the Board, both effective February 1, 2025. On the same date, Mr. Naudé determined to step down as the Company’s Chief Executive Officer, effective February 1, 2025. In addition, on January 31, 2025, the Board also approved an increase in the size of the Board from eight to nine directors, and appointed Mr. Desmond as a Class II Director, effective February 1, 2025. Mr. Desmond will stand for election as a director at the 2025 annual meeting of stockholders.

Mr. Desmond, 52, was appointed Chief Product Officer of the Company on May 1, 2024. He previously served as the Company’s Chief Customer Success Officer from July 2013 until May 1, 2024. Prior to joining the Company, Mr. Desmond held various leadership positions from February 1999 to June 2013 at Informatica, an enterprise cloud data management provider, most recently serving as Vice President, Global Delivery from January 2012 to June 2013. Prior to Informatica, Mr. Desmond served as a Business Analyst at Platinum Technologies (acquired by Computer Associates), a database management software company, from August 1996 to January 1999. Mr. Desmond holds a B.B.A. in Business Administration from James Madison University.

There are no arrangements or understandings between Mr. Desmond and any other persons pursuant to which he was selected as a director, and there are no family relationships between Mr. Desmond and any director or executive officer of the Company. Mr. Desmond has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Desmond will not serve on any committees of the Board or receive any directors’ fees.

Compensation Arrangement with Mr. Desmond

In connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Desmond entered into an amended and restated employment agreement (the “Amended Desmond Agreement”) with the Company through its operating subsidiary, nCino OpCo, Inc. The Amended Desmond Agreement is generally consistent with Mr. Desmond’s existing employment agreement, except that the Amended Desmond Agreement provides for (i) an increase to Mr. Desmond’s annual base salary to $500,000; (ii) an increase to Mr. Desmond’s target annual bonus opportunity equal to 100% of his annual base salary, with the actual payment amount to be determined upon the satisfaction of goals and objectives established by the Compensation Committee of the Board, and subject to such other terms and conditions of the annual cash bonus program maintained for senior executive officers of the Company (the “Annual Incentive Program”); and (iii) an equity incentive opportunity with a target grant date fair value equal to $8.2 million for the Company’s fiscal year 2026. In addition, the Amended Desmond Agreement provides that, in the event that Mr. Desmond’s employment is terminated by the Company without “Cause” or by Mr. Desmond for “Good Reason” (each as defined in the Amended Desmond Agreement), in each case, prior to a “Change in Control” (as defined in the Amended Desmond Agreement) or more than 18 months following a Change in Control, then, among other things, Mr. Desmond’s outstanding equity awards will vest upon such termination to the extent that the normal vesting date for such awards would have occurred within 24 months of such termination of employment (increased from 12 months), subject to his execution and non-revocation of a release of claims in favor of the Company.

Compensation Arrangement with Mr. Naudé

In connection with his appointment as Executive Chairman of the Company, Mr. Naudé entered into a letter agreement with the Company (the “Naudé Letter Agreement”), which provides for an initial term expiring on February 1, 2026, which term will automatically renew for additional one-year increments until either party provides 30 days’ prior written notice of non-renewal to the other party. Pursuant to the Naudé Letter Agreement, while serving as Executive Chairman, Mr. Naudé will be eligible (i) to receive an annual base salary of $260,000, (ii) to participate in the Annual Incentive Program, with a target annual bonus opportunity of $260,000 for the Company’s fiscal year 2026, with the actual payment amount to be determined upon the satisfaction of goals and objectives established by the Compensation Committee of the Board, and subject to such other terms and conditions of the Annual Incentive Program, (iii) to participate in the equity incentive program maintained for senior executive officers of the Company, with a target equity incentive opportunity of $4 million for the Company’s fiscal year

2026; and (iv) except as otherwise described above, to continue receiving the compensation and benefits at the same level as he received immediately prior to February 1, 2025. In the event that Mr. Naudé’s service as Executive Chairman is terminated by the Board without “Cause” or by Mr. Naudé for “Good Reason” (each as defined in his Amended and Restated Employment Agreement, by and between Mr. Naudé and nCino OpCo, Inc., entered into and effective as of December 12, 2024) (the “Naudé Employment Agreement”)), then Mr. Naudé will be eligible for the severance benefits payable under the Naudé Employment Agreement in the event of such terminations of employment, but with such amounts adjusted to reflect his compensation at the time of such termination of employment. In addition, in the event that Mr. Naudé is requested to resign as a Board member prior to the conclusion of his current term on the Board, then upon his resignation from the Board, and subject to his execution and non-revocation of a release of claims in favor of the Company, Mr. Naudé’s outstanding and unvested equity awards will vest in full upon such resignation.

The foregoing description of the Amended Desmond Agreement and the Naudé Letter Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release, dated February 3, 2025, related to Mr. Desmond’s appointment as President and Chief Executive Officer and Mr. Naudé’s transition to Executive Chairman described above. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between nCino OpCo, Inc. and Sean Desmond, entered into and effective February 1, 2025.
10.2	Letter Agreement, by and between nCino, Inc. and Pierre Naudé entered into February 1, 2025.
99.1	Press release of nCino, Inc. dated February 3, 2025 (furnished and not filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: February 3, 2025	By:	/s/ April Rieger
April Rieger
Chief Legal & Compliance Officer and Secretary